ORANGE-CO, INC.
                     2020  Highway 17 South
                         P. O. Box 2158
                   Bartow, Florida 33831-2158


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  To be held February 27, 1997


                                                  January 22, 1997



TO:  The Stockholders

     Notice is hereby given that the Annual Meeting of Stockholders of Orange-co, Inc., a Florida corporation (the
"Company"), will be held at the Citrus & Chemical Bank, 600 North
Broadway, Bartow, Florida, February 27, 1997 at 10:00 a.m. local time, for the following purposes:

  1.   To elect nine (9) directors to hold office until the 1998
       Annual Meeting of stockholders or until the election and qualification of their successors.


  2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


     Only stockholders of record at the close of business on January 20, 1997 will be entitled to vote at the Annual Meeting or any adjournment thereof.


                                By Order of the Board of Directors,



                                /s/John R. Alexander
                                --------------------
                                John R. Alexander
                                Secretary








YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY, IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. IN THE EVENT YOU WISH TO ATTEND THE MEETING, YOU MAY, IF DESIRED, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.





                         ORANGE-CO, INC.
                     2020  Highway 17 South
                         P. O. Box 2158
                   Bartow, Florida 33831-2158


                 ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD FEBRUARY 27, 1997


                        PROXY STATEMENT

                          SOLICITATION

     The Board of Directors of Orange-co, Inc. ("the Company") hereby solicits proxies to be used at the Annual Meeting of Stockholders of the Company to be held at the Citrus and Chemical Bank, 600 North Broadway, Bartow, Florida on February 27, 1997 at 10:00 A.M. local time and at any and all adjournments thereof, and this proxy statement is furnished in connection therewith. A proxy may be revoked at any time prior to the exercise thereof by giving written notice of revocation to the Secretary of the Company at or before the Annual Meeting, by duly executing a subsequent proxy relating to the same number of shares or by attending the Annual Meeting and voting in person. In addition to the use of the mails, Directors, Officers, and regular employees may, without additional compensation, solicit proxies in person or by telephone, personal interview, mail, or telegraph. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Company's common stock to forward proxy soliciting material to the beneficial owners of such shares and the Company will reimburse such record holders for their reasonable expenses incurred in connection therewith. The cost of solicitation of proxies will be borne by the Company.

     It is anticipated that this proxy statement and accompanying notice, proxy card and the Company's Annual Report will first be sent to the stockholders of the Company on or about January 22, 1997.



                       VOTING SECURITIES

     The Company has only one class of voting securities outstanding, its Common Stock, $.50 par value per share, of which 10,301,975 shares were outstanding as of January 3, 1997. Each share entitles the holder thereof to one vote. Only stockholders of record at the close of business on January 20, 1997 will be entitled to vote at the meeting or any and all adjournments thereof.



                                 -1-





Securities Ownership of Certain Beneficial Owners

     The following table sets forth information as of January 3, 1997, regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock.

 Name and Address of          Amount and Nature of    Percent of
 Beneficial Owner             Beneficial Ownership    Class

 Ben Hill Griffin, Inc.       5,105,160(1)            49.56
 700 S. Alternate Hwy. 27
 Frostproof, Florida 33843


<F1>
 (1) Does not include 124,000 shares beneficially owned by Ben
     Hill Griffin, III. Mr. Ben Hill Griffin, III, Chairman and Chief Executive Officer of the Company, beneficial owner of the majority of the voting stock of Ben Hill Griffin, Inc., may be considered to be the indirect beneficial owner of the Company Common Stock owned by Ben Hill Griffin, Inc. by virtue of his power to direct the voting and disposition of the shares owned by Ben Hill Griffin, Inc.



                 NOMINEES FOR ELECTION AS DIRECTORS

     At the Annual Meeting nine Directors will be elected to hold office for the ensuing year or until their respective successors are duly elected and qualified. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of the nominees set forth below to serve as such Directors. Each of the nine nominees is presently a member of the Board of Directors, has consented to being named in this proxy statement and has notified management that they intend to serve, if elected. If any of the nominees should be unable to serve as a Director, the persons designated by proxies reserve full discretion to cast their votes for another person in his place. A plurality of votes will elect each Director.

     The Board of Directors recommends that Stockholders vote
"FOR" the proposal to elect the nine nominees listed on pages 3 and 4 as Directors of the Company.





                                     -2-


     The information set forth below as to age, shareholdings, and business experience for the past five years, including principal occupation or employment, has been furnished by each nominee, all of which currently serve as directors:

                                                  Shares
                                                  Beneficially
                      Position, Principal         Owned as      Percent
                      Occupations and Other       of January    of
 Name and Age         Directorships               3, 1997       Class
 Ben Hill Griffin     Director, Chairman of the   124,000(1)    1.20
 III, 54(2)           Board and Chief Executive
                      Officer of the Company
                      since May 28, 1992. For
                      over five years, Chairman
                      of the Board, President
                      and Chief Executive
                      Officer of Ben Hill
                      Griffin, Inc., (citrus
                      production, harvesting
                      and packing, fertilizer
                      manufacturing and
                      ranching). Director,
                      Chairman of the Board,
                      President and Chief
                      Executive Officer of
                      Alico, Inc., (a publicly-
                      owned agribusiness
                      company).  Director of
                      SunTrust Bank, Central
                      Florida, N.A.

 John R. Alexander,   Director, Senior Vice        1,778            *
 60(2)                President and Secretary
                      of the Company since
                      May 28, 1992.  For over
                      five years, Vice
                      President of Ben Hill
                      Griffin, Inc. Director of
                      Farm Credit of Southwest
                      Florida.

 Richard A. Coonrod,  Director of the Company       1,000           *
 65                   since February 1990.
                      For over five years,
                      President and Chief
                      Executive Officer of
                      Coonrod Agriproduction
                      Corporation (food and
                      agribusiness). General
                      Partner of The Food Fund
                      (investment partnership).

 Paul E. Coury,       Director of the Company       1,000           *
 M.D., 72             since December 15, 1992.
                      Occupational physician.
                      From May 1955 to January
                      1996,  Managing Partner
                      of Doctors Miller, Coury
                      & Nobo, P.A. (medicine &
                      surgery practice).

 George W. Harris,    Director of the Company       1,000           *
 Jr., 62(2)           since December 15, 1992.
                      For over five years,
                      Chairman of the Board and
                      Chief Executive Officer
                      of Citrus and Chemical
                      Bank.



                             -3-


                                                  Shares
                                                  Beneficially
                       Position, Principal        Owned as        Percent
                       Occupations and Other      of January      Of
 Name and Age          Directorships              3, 1997         Class

 W. Bernard Lester,   Director of the Company       2,600           *
 57                   since May 28, 1992. For
                      over five years,
                      Director, Executive Vice
                      President and Chief
                      Operating Officer of
                      Alico, Inc.,
                      (agribusiness).(3)

 Gene Mooney, 53      Director of the Company          270           *
                      since October 14, 1993.
                      President and Chief
                      Operating Officer of the
                      Company since November 13,
                      1992.  From November 1989
                      to April 1992, Vice
                      President of Operations &
                      Sales of Silver Springs
                      Citrus Cooperative, Inc.
                      From April 1992 to
                      November 1992, General
                      Manager of Winter Garden
                      Citrus Products
                      Cooperative.

 C. B. Myers, Jr.,    Director of the Company        6,500           *
 75(4)                since May 28, 1992.  For
                      over five years,
                      Practicing attorney and
                      President of Peterson and
                      Myers, P.A.

 Thomas H. Taylor,    Director of the Company        1,000           *
 Sr., 61              since May 28, 1992. For
                      over five years, Chairman
                      of the Board and Chief
                      Executive Officer of
                      Taylor Ranch, Inc.,
                      (agribusiness).

*  Less than one percent.
<F1>
 (1)Does not include 5,105,160 shares owned by Ben Hill Griffin, Inc. over which Mr. Griffin has the power to direct its voting and disposition by reason of his position as a director and Chief
    Executive Officer.
<F2>
 (2)Messrs. Griffin, Harris and Alexander are brothers-in-law.

<F3>
 (3)49.71% of the common stock of Alico, Inc. is owned by Ben Hill
    Griffin, Inc.
<F4>
 (4)Mr. Myers and other members of Peterson and Myers, P.A. provided legal services to the Company during fiscal 1996 and continue to provide such services as of the date of this proxy.


Director's Compensation

     Directors of the company are paid $1,000 for each Board meeting and separately scheduled committee meeting attended except for Executive Committee meetings for which no fees are paid. Out-of-pocket expenses related to the attendance of Directors at such meetings are reimbursed by the Company.



                                -4-




Further Information Concerning the Board of Directors

     The Board of Directors conducts its business through meetings of the Board and through its standing committees. In accordance with the By-laws of the Company, the Board of Directors currently has an Executive, an Audit, and a Compensation Committee established as standing committees of the Board. The Board of Directors held 5 meetings during fiscal 1996. Each Director attended at least 75 percent of the total number of meetings of the Board of Directors and the Committees on which they serve.

     The Executive Committee, which exercises, to the extent permitted by Florida Law, all the powers of the Board of Directors during intervals between Board meetings, consists of Ben Hill Griffin, III, W. Bernard Lester, and Gene Mooney. The
Executive Committee met 30 times during fiscal 1996.

     The Audit Committee, which is composed of C.B. Myers, Jr., Thomas H. Taylor, Sr., and Richard A. Coonrod, has authority to recommend to the Board of Directors the independent public accountants to serve as auditors, reviews with the independent auditors the annual audit plan, the financial statements, the auditor's report and their evaluation and recommendations concerning the Company's internal controls and approves the types of professional services for which the Company may retain the independent auditors. The Audit Committee held 2 meetings during fiscal 1996.

     The Compensation Committee reviews the compensation of the executive officers of the Company and makes recommendations to the Board of Directors regarding such compensation. It also administers the Company stock option plans described herein in accordance with their terms. The members of the Compensation Committee are C.B. Myers, Jr., Thomas H. Taylor, Sr. and Paul E. Coury. The Compensation Committee held 3 meetings during fiscal 1996.


                          EXECUTIVE OFFICERS

     The Executive Officers shown below currently serve in the capacities indicated. Executive Officers are normally appointed by the Board of Directors and serve at the pleasure of the Board.

 Name and Age            Position, Principal Occupations and Other
                         Directorships
 Ben Hill Griffin,       Chairman of the Board and Chief Executive
 III, 54                 Officer and a Director of the Company
                         since May 1992.  Since 1990, Mr. Griffin
                         has served as Chairman of the Board,
                         President and Chief Executive Officer of
                         Ben Hill Griffin, Inc. ("BHGI"), a
                         privately held agribusiness involved in
                         the production, harvesting, packaging and
                         marketing of citrus products. Prior to
                         1990, Mr. Griffin served for several
                         years as Vice Chairman and Senior Vice
                         President of BHGI.  Also since 1990, Mr.
                         Griffin has served as Chairman of the
                         Board of Alico, Inc. ("Alico"), a
                         publicly-owned agribusiness company.  Mr.
                         Griffin has also been President and Chief
                         Executive Officer of Alico since 1988.
                         Prior to 1988, Mr. Griffin was a Vice
                         President of that company for ten years.


                                    -5-

 Name and Age            Position, Principal Occupations and Other
                         Directorships


 Eugene C. Mooney,       President and Chief Operating Officer of
 53                      the Company since November 1992; Director
                         of the Company since October 1993.  Mr.
                         Mooney previously served as General
                         Manager (in transition) of Winter Garden
                         Citrus Products Cooperative from April
                         1992 to November 1992.  Mr. Mooney served
                         as Vice President of Operations and Sales
                         for Silver Springs Citrus Cooperative,
                         Inc. from November 1989 to April 1992.

 John R. Alexander,      Senior Vice President, Secretary and a
 60                      Director of the Company since May 1992.
                         For over five years, Mr. Alexander has
                         served as Vice President of Ben Hill
                         Griffin, Inc.



 Dale A. Bruwelheide,    Vice President, Chief Financial Officer,
 47                      Treasurer and Assistant Secretary of the
                         Company since December 1991. Mr.
                         Bruwelheide previously served as Vice
                         President and Controller of the Company
                         from May 1991 to December 1991.  Mr.
                         Bruwelheide also served as Assistant
                         Secretary and Controller of the Company
                         from January 1991 to May 1991.  Mr.
                         Bruwelheide previously held the position
                         of Vice President of Finance with Ewell
                         Industries, Inc. for over five years.


 Stock ownership of executive officers, exclusive of those named previously, is as follows:

                        Position, Principal   Shares
                        Occupations           Beneficially   Percent
                        and Other             Owned as of    of
 Name and Age           Directorships         1/3/97         Class
 Dale A. Bruwelheide,   Vice President and      5,100(1)      *
 47                     Chief Financial
                        Officer

 All Directors and
 Executive Officers
 as a group
 (10 persons)                                139,257(2)      1.35


*Less than one percent
<F1>
 (1)Consists of options to purchase 5,000 shares which are currently exercisable and 100 shares owned directly by Mr. Bruwelheide.
<F2>
 (2)Does not include the beneficial interest which Mr. Griffin, III may have in the shares of the Company Common Stock owned by Ben Hill Griffin, Inc. which total 5,105,160 shares; does include options to purchase shares of the Company's Common Stock which are held by Executive Officers and are exercisable within 90 days.


                                 -6-

                  COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside Directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. The Committee has available to it an outside compensation consultant and access to independent compensation data. The Committee thus has access to industry and area compensation information on executives in similar companies, both larger and smaller than the Company.

    The Company's executive compensation program provides an overall level of compensation that is competitive within the Florida citrus industry. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based on annual long-term Company performance as well as individual performance.
The Compensation Committee uses discretion to set executive compensation, including compensation for the Chief Executive Officer, where in its judgment external, internal or individual circumstances warrant, but considering the level of profits achieved, the relative relationship of each executive's contribution to the Company's success and each executive's performance of his assigned responsibilities. Generally, the higher the profit achieved by the Company, the greater the bonuses awarded to the Company executives. The Chief Executive Officer's compensation for fiscal 1996 was increased as a result of the increased profit achieved by the Company.

    The Company's executive compensation program is comprised of base salary, annual cash incentive compensation and various benefits, including medical and pension plans generally available to employees of the Company. In the Committee's opinion, the Company's executives are properly compensated at the present time when compared with others in similar positions in companies of the same size in the Florida citrus industry.

    No member of the Committee is a former or current Officer or employee of the Company or any of its subsidiaries.



   COMPENSATION COMMITTEE INTERLOCKS AND INSIDERS PARTICIPATION

    The Compensation Committee is composed of C. B. Myers, Jr., Chairman; Thomas H. Taylor, Sr., and Paul E. Coury, M.D. There were no interlocks of executive officers or Board Members of the Compensation or equivalent committee or another entity which has any executive officers serving on the Compensation Committee of the Company. No executive officer of the Company serves as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company. No executive officer of the Company served as a member of the Compensation Committee of another entity, one of whose executive officers served as a director of the Company. No executive officer of the Company served as a member of the Compensation Committee of another entity, one of whose executive officers served on the Compensation Committee of the Company.

                         C. B. Myers, Jr., Chairman
                         Thomas H. Taylor, Sr.
                         Paul E. Coury, M.D.


                             -7-


                       SUMMARY COMPENSATION TABLE

                                                   Long-term
                         Annual Compensation       Compensation
 Name and Principal                                Options/    All Other
 Position                Year  Salary  Bonus       SARS (#)    Compensation(1)
 Chairman of the
 Board & Chief
 Executive Officer
 Ben Hill Griffin,       1996  150,083  142,000     -             15,500
 III                     1995  110,000  175,000     -             17,583
                         1994  100,000  125,000     -             15,167

 Executive Officers
 Gene Mooney             1996  145,932   80,000     -             50,829
 President & Chief       1995  138,938   80,000     -             46,536
 Operating Officer       1994  135,000   47,500     -             35,537

 John R. Alexander       1996   93,665   40,000     -             58,732
 Senior Vice President   1995   92,621   45,000     -             54,744
 and Secretary           1994   90,000   37,500     -             41,519

 Dale A. Bruwelheide     1996   90,133   40,000     -             21,501
 Vice President & Chief  1995   87,675   45,000     -             20,457
 Financial Officer       1994   83,500   30,000     -             13,814

 Conrad L. Williams      1996   91,762   17,500     -              9,910
 Vice President of       1995   89,852   25,000     -              9,163
 Sales & Marketing       1994   86,297   22,000     -              7,154

<F1>
 (1) Other compensation amounts generally include Company contributions to the named executives' Deferred Compensation Plan, Management Security Plan, Profit Sharing Plan, and Director fees.


                                 -8-


             AGGREGATED OPTION/SAR EXERCISED IN FISCAL 1996
                  AND FY-END 1996 OPTION/SAR VALUES(1)

                                                   Number of    Dollar Value
                                                   Unexercised  of Unexercised
                          Shares                   Options(2)   in-the-Money
                          Acquired    Value        at Fiscal    Options at
                          on          Realized     Year End     Fiscal Year
Name                      Exercise(#) Realized($)  1996 (#)     End 1996($)
 Ben Hill Griffin, III    -0-         -0-           -0-           -0-
 Dale A. Bruwelheide      -0-         -0-          5,000        11,563
 Conrad L. Williams       -0-         -0-          5,625        13,008

<F1>
 (1)The Company does not have a stock appreciation rights plan.
<F2>
 (2)All options listed were exercisable as of September 30, 1996. There were no options held by the named persons which were not exercisable as of September 30, 1996.


Contingent Compensation

     The Company maintains seven compensation plans under which the Executive Officers and key employees of the Company and its participating subsidiaries and affiliates are eligible for benefits.

     Company Stock Option Plans. The Company's current stock option plan, the 1987 Employee Stock Option Plan (the "1987 Plan"), has been approved by the Company's shareholders and is administered by the Company's Compensation Committee (the "Committee"), which is composed entirely of persons who are not eligible to participate in the 1987 Plan. The Committee has discretion to select key employees to whom options will be granted based upon the Committee's assessment of the employee's ability to contribute materially to the growth and development of the Company. Under the 1987 Plan, the Committee may grant options that are incentive stock options within the meaning of
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options that do not meet the requirements of incentive stock options. Under the 1987 Plan, options generally become exercisable to the extent of 33-1/3% of the subject shares in each year beginning one year after the date of grant, subject to such other terms as the Committee may determine, but no option may be exercisable prior to one year from the date it is granted. However, all outstanding options granted under the 1987 Plan became immediately exercisable pursuant to its terms when Ben Hill Griffin, Inc. and an affiliate acquired beneficial ownership of more than 50% of the Company's then outstanding voting securities on May 28, 1992.

    Until November 1994, the Company also maintained the 1984 Incentive Stock Option Plan (the "1984 ISO Plan"), pursuant to which the Committee granted only incentive stock options to key employees based upon the Committee's assessment of the employee's ability to contribute to the growth and development of the Company. The 1984 ISO Plan expired November 1994 and no further options can be granted pursuant to the Plan. Effective December 1995, all options granted under the 1984 ISO Plan expired.

    Payment for shares to be acquired on exercise of options granted under the Company's stock option plans may be made in cash or, at the discretion of the Committee, by surrender of previously-owned shares of Common Stock, which will be valued for such purposes at the average of the highest and lowest selling price on the New York Stock Exchange on the date of exercise. During fiscal 1996, no options to purchase shares of Common Stock were awarded to the Company's executive officers under either plan and no options were exercised by current executive officers under either plan during fiscal 1996.


    The following table contains information regarding the shares of Common Stock reserved under the Company's stock option plans, the year each stock option plan terminates and the maximum term of options granted thereunder.

                Shares Reserved   Plan                Maximum
Plan            for Issuance      Termination Date    Term of Option
 1987 Plan       750,000           1997               10 years(1)(2)
 1984 Plan(3)     75,000           1994               10 years(1)

<F1>
 (1)5 years for incentive stock options if the option holder owns more than 10% of the voting power of the Company, its parent or subsidiaries.
<F2>
 (2)10 years and 1 day for non-qualified stock options.
<F3>
 (3)Plan expired in November 1994; as of December 1, 1995 all options granted under this plan expired.




  401(k) Plan. The Company has a Salary Deferral Plan which meets the qualifications of Section 401(k) of the Code (the "401(k) Plan"). Employees may elect to participate beginning on the first calendar quarter following date of employment or the first of any subsequent calendar quarter and are eligible to make tax-deferred contributions of up to the lesser of 15% of annual compensation or that which is allowed under the Code (indexed
annually).   The Company will match, in accordance with rates to
be established annually by the Board of Directors, those contributions made by participants who are employed by the Company on the last day of the Plan Year. Under certain circumstances, if the 401(k) Plan is considered "top-heavy" under applicable provisions of the Code, the Company may be required to make a contribution to "non-key" employees and the amount of compensation taken into account for key employees may be limited. Contributions by the Company vest immediately. Withdrawals from tax-deferred and employer contribution accounts can generally be made only after reaching certain qualifications allowed under the Code. No amounts were accrued for the benefit of the Company's Executive Officers during Fiscal 1996. The 401(k) Plan previously contained a profit sharing provision. Effective January 1, 1993, the 401(k) Plan was amended to provide that no further employer discretionary contribution would be made to the 401(k) Plan and a separate Profit Sharing Plan was adopted.

  Profit Sharing Plan. Effective January 1, 1993, the Company established a Profit Sharing Retirement Plan which meets the qualifications of Section 401(c) of the Code (Profit Sharing
Plan). All employees begin participation on the later of January 1, 1993 or date of employment. Vesting is governed by seven year graduated vesting including credit for continuous service with the Company prior to the effective date. Participants' accounts will fully vest upon death, disability or attainment of retirement age. Withdrawals may be made upon the occurrence of the earlier of death, total disability or retiring at age 65.
The Company's discretionary contribution is determined annually by the Board of Directors and is allocated among eligible participants' accounts in the proportion that each participant's compensation bears to the total compensation of all eligible employees during the year. Amounts accrued for the benefit of the Company's Executive Officers during fiscal 1996 are reflected in the "Summary Compensation Table", under "All Other Compensation".

  Deferred Compensation Plan. Because the Company's Executive Officers are effectively precluded from meaningful participation in the Company's 401(k) Plan, the Company established a non-qualified, unfunded plan to permit Executive Officers to defer receipt of a percentage of pre-tax annual compensation. The Deferred Compensation Plan is administered by the Compensation Committee, which selects, from senior management, top executive and highly compensated employees, those employees who will participate in the Deferred Compensation Plan. Participants are guaranteed a rate of return no less than the Moody's Seasoned Long Term Bond Index. The Company matches, in accordance with rates established annually by the Board of Directors, those contributions made by participants who are employed by the Company on the last day of the Plan Year. In the event of the death of an employee, a participant's beneficiary is entitled to the greater of five times the amount deferred in the participant's initial year or the total amount credited to the participant's account. Benefits are paid in ten consecutive annual installments, or can be paid in a single lump sum with Committee approval. Amounts accrued for the benefit of the Company's Executive Officers during fiscal 1996 are reflected in the "Summary Compensation Table", under "All Other Compensation".


  Bonus Plan.  The Board of Directors has established a Bonus
Plan to reward all executive, management and supervisory personnel for contributions to the operations and profits of the Company. The Plan is discretionary and all bonuses will be awarded only at the discretion of the Board of Directors.

  Group Long-Term Disability Plan. The Company's non-participating group long-term disability insurance plan (the
"LTDP") provides reimbursement to disabled employees equal to 60% of their basic monthly earnings, subject to a maximum monthly benefit of $9,000. No payments were made to the Company's
Executive Officers under the LTDP during fiscal 1996.

  Management Security Plan. The Company has implemented a non-qualified deferred benefit retirement plan. The Plan covers certain management and key personnel of the Company. The Plan is designed to provide a set monthly benefit after the participant reaches age 65. The participants are required to pay a portion of the cost of the Plan and the Company pays the remaining amount. The expense and monthly benefit amount is based on the participant's annual salary and age at the date of entry into the Plan. Amounts accrued for the benefit of the Company's Executive Officers during fiscal 1996 are reflected in the "Summary Compensation Table", under "All Other Compensation".


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


  Based on the Company records and other information, the Company believes that all SEC filing requirements applicable to its Directors and Officers with respect to the Company's fiscal year ended September 30, 1996 were complied with, except that one report on Form 4 was filed late by Mr. Alexander reporting one transaction.

                     STOCK PERFORMANCE GRAPH

  As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance of the Company with stock performance of a broad equity index such as the S&P 500 Stock Index and either a published industry index or a Company-constructed peer group index.

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years, with the cumulative total return on the S&P 500 Index and the S&P Food Stock Index of the same period. (Assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the S&P Food Stock Index on September 30, 1991.)

  There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Company will not make nor endorse any predictions as to future stock performance.

 YEAR            S&P FOOD           S&P 500           ORANGE-CO, INC.
 1991            100                100               100
 1992            114                111               136
 1993            103                125                97
 1994            114                130               115
 1995            141                169               146
 1996            174                203               161






    Total return calculations for the S&P 500 Index were performed by Standard & Poor's Compustat Services, Inc.

    Total return calculations for the S&P Food Index (consisting of approximately 15 companies) is maintained by Standard &
Poor Inc. and reported in "Stocks in the S&P 500". Total return calculations for the S&P Food Index were performed by Standard & Poor's Compustat Services, Inc.

              TRANSACTIONS WITH MANAGEMENT AND OTHERS

  The Company handled 1,312,261 boxes of fruit under a marketing contract during fiscal 1996 for Ben Hill Griffin, Inc., a Company controlled by Ben Hill Griffin, III, the Company's Chairman of the Board and Chief Executive Officer. The marketing contract is equivalent to contracts with other growers. Under the contract terms, Ben Hill Griffin, Inc.'s fruit is processed and marketed along with fruit from the Company and from other growers. Proceeds from sales of finished products and all by-products, less costs of processing and service fee, are paid to growers on the basis of fruit delivered to the Company. The Company makes advances on marketing contracts which are recovered from the final fruit returns. The total amount paid to Ben Hill Griffin, Inc. under the terms of this contract during the year ended September 30, 1996 was $3,211,649. Additionally, during fiscal 1996, the Company paid Ben Hill Griffin, Inc. $392,213 for fruit purchased under a spot fruit contract. Also, the Company paid Ben Hill Griffin, Inc. $2,861,589 for other goods and services, principally the purchase of fertilizer and citrus trees at prices approximating market during fiscal 1996.


                       INDEPENDENT AUDITORS

  KPMG Peat Marwick LLP was engaged to audit the financial statements of the Company and its subsidiaries for the 1996 fiscal year and is expected to act in such capacity for the 1997 fiscal year. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will be afforded an opportunity to make a statement at the Meeting if desired, and will be available to respond to appropriate questions. The Board of Directors' selection of KPMG Peat Marwick LLP as auditors will not be placed before the shareholders for ratification.

    OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING

The Company's management knows of no business which may come before the Annual Meeting except that indicated above. However, if other business is brought before the Annual Meeting, the persons acting under the enclosed form of proxy may vote thereunder in accordance with their best judgment.

                  PROPOSALS FOR 1998 ANNUAL MEETING

  Shareholders' proposals intended to be presented at the 1998 Annual Meeting should be sent certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention: Corporate Secretary) by August 29, 1997 for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record on the date the proposals are submitted and who continue in such capacity through the 1998 Annual Meeting date, of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.

                         By Order of the Board of Directors,



                         /s/John R. Alexander
                         ---------------------
                         John R. Alexander
                         Secretary